UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 08, 2009
TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1136 Oak Valley Drive
Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Filed by Tecumseh Products Company pursuant to Rule 425
Under the Securities Act of 1933
Subject Company: Tecumseh Products Company
Exchange Act File No. 0-452
Item 8.01 Other Events.
The Company has fixed the close of business on May 8, 2009 as the record date for the stockholders entitled to vote at its upcoming 2009 annual meeting. As previously disclosed, the Company plans to submit a recapitalization transaction to a shareholder vote at the annual meeting. The recapitalization will be subject to, among other things, the Securities and Exchange Commission (“SEC”) declaration of the Company’s registration statement becoming effective. The Company expects to hold the annual meeting as soon as practicable after the proxy statement is cleared by the SEC and the registration statement is declared effective.
On March 27, 2009, Tecumseh Products Company filed a preliminary proxy statement/prospectus with the SEC. Before soliciting proxies, we will provide shareholders with a definitive proxy statement/prospectus containing information about the Company and certain proposals to be presented to a vote of shareholders at its 2009 annual meeting. We advise shareholders to read the definitive proxy statement/prospectus (when it is available) and other documents we file with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of our definitive proxy statement/prospectus when it is available by accessing www.tecumseh.com. In addition, shareholders may obtain a free copy of the definitive proxy statement/prospectus when it is available by contacting Georgeson Inc. toll free at (866) 203-1198 (Banks and Brokers call (212) 440-9800).
Tecumseh Products Company, our directors, director nominees and some of our executive officers will be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the annual meeting. Information about our director, director nominees and some of our executive officers will be contained in the definitive proxy statement/prospectus. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting will be contained in the definitive proxy statement/prospectus referred to above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: April 15, 2009	By	/s/ James S. Nicholson
James S. Nicholson
Vice President, Treasurer and Chief Financial Officer